AGREEMENT
                                    ---------



         This Agreement is made and entered into as of the 10th day of July, 1998, between Mr. David Flynn (the "Advisor") and Universal Express, Inc. a Nevada Corporation, (the "Company").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Company hereby engages the Advisor on a non-exclusive basis for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investor relations and public relations specialist relating to corporate and similar matters upon the terms and conditions set forth herein. During the term of this Agreement, the Advisor and the Company intend to evaluate the possibilities for additional engagements that may be embodied in one or more separate written agreements. These agreements will be advantageous to the Advisor.

         2. This Agreement shall be effective for twelve (12) months from the date hereof, unless it is terminated by either party upon thirty (30) days written notice received by either the Advisor or the Company. It is the present intention of the parties to renew this Agreement for additional periods.

         3. During the term of this Agreement, the Advisor shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Advisor shall not be required to undertake duties not reasonably within the scope of the public relations and business advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Advisor's advice is not readily quantifiable, and that the Advisor shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. The advisor's duties may include, but will not necessarily be limited to, providing recommendations to the Company concerning the following investment relations and public relations matters:

         A. Rendering advice and assistance to the Company in connection with the preparation of investment relations and public relations reports on business matters;

         B. Preparing or assisting the Company in promotion of the company including but not limited to the preparation of brochures, newsletters, announcements and advertisements on business matters;

         C. Assisting in the Company's financial, investor and public relations and preparation of research reports;

         4. In consideration for the services rendered by the Advisor to the Company pursuant to this Agreement, the Company shall compensate the Advisor as follows:

         (a) $3,500 upon the execution of this Agreement, and $5,000 on August 10, 1998, $7,500 on September 10, 1998 and $5,000 on the 10th day of
         October and 10th day of each month thereafter during the term of this Agreement;

         (b) The Company hereby grants the Advisor common shares of the Company, restricted, at the rate of 10,000 shares per month during the term of this Agreement. Once the shares are issued and earned, they may not be canceled;

         (c) The Company agrees to include the shares received by the Advisor hereunder in its next succeeding registration statement, at the Company's sole cost and expense.

         (d) At the time of registration referred to in (c) above, the Company agrees to grant the Advisor additional common shares with a market value of up to $300,000 (but not more than 150,000 common shares), depending on the Advisor's performance under this Agreement.


         5. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Advisor will use and rely on data, material and other information furnished to the Advisor by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Advisor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. Accordingly, the Company expressly agrees that all data, material and other information furnished to the Advisor by the Company shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

         6. The Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

         7. (a) This Agreement constitutes the entire Agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

         (b) All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth below or to such other address as either party may hereafter give notice of in accordance with the provisions hereof:

if to the Company:                          Universal Express, Inc.
                                            20 South Terminal Drive
                                            Plainview, New York 11803
                                            Attn.: Mr. Richard A. Altomare

if to the Advisor:                          David Flynn




         (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

         (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute on one and the same original documents.

         (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

         (f) The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be first submitted to mediation and, failing satisfactory resolution, may be enforced in the Courts.

         If the foregoing correctly sets forth the understanding between the Advisor and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided, at which time this letter shall become a binding contract.


Accepted and Agreed:

UNIVERSAL EXPRESS, INC.



By:____________________                               By:__________________
    Richard A. Altomare                                  David Flynn
    President



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







                             AMENDMENT TO AGREEMENT
                             ----------------------


         The Agreement dated as of July 10, 1998 between Mr. David Flynn (the "Advisor") and Universal Express, Inc. (the "Company") is hereby amended as follows:

         Paragraph 4(a) is deleted.

         Paragraph 4(b) of the Agreement is amended to read:

         "4. In consideration for the services rendered by the Advisor to the Company pursuant to this Agreement, the Company shall compensate the Advisor as follows:

         "(b) The Company hereby grants the Advisor common shares of the Company, at the rate of 37,500 shares per month during the term of this Agreement, or a total of 450,000 shares. These shares may be transferred to the Advisor, in advance at any time, in whole or in part."

         The following provision is added to the Agreement:

               "If this Agreement is terminated by the Company, the Advisor will immediately return to the Company the common shares granted herein for each month of the unexpired term of the Agreement, or failing such return of shares, will pay to the Company the then market value of such shares."

         All other terms and conditions of the Agreement continue in effect.

Dated: September 8, 1998


                                                          /s/ DAVID FLYNN
                                                          ----------------------
                                                              David Flynn

Universal Express, Inc.


By:______________________
    Richard A. Altomare
    President & CEO